Exhibit 10.10

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY before the date that is 4 months and a day after the later of (i) JANAUARY 10, 2025, and (ii) the date the issuer became a reporting issuer in any province or territory.

LANNISTER MINING CORP.

12.0% UNSECURED CONVERTIBLE NOTE

CERTIFICATE NO. «Certificate_No»	MATURITY DATE: JANUARY 10, 2027

PRINCIPAL AMOUNT: «Principal_Amount»

FOR VALUE RECEIVED, the undersigned, Lannister Mining Corp., a company formed pursuant to the laws of British Columbia, (the “Corporation”) hereby acknowledges itself indebted to and promises to pay to the order of «Registration», and its successors and assigns (the “Holder”) the Principal Amount set forth above in the manner hereinafter provided at such place as the Holder may designate by notice in writing to the Corporation, on such date as the Principal Amount may become due and payable hereunder, and to pay interest on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgement.

The Principal Amount shall be convertible into units of the Corporation (each, a “Unit”) in accordance with, and subject to, the terms and conditions set forth herein. The Holder acknowledges that this Note may be one of a series of unsecured convertible notes of substantially identical terms and conditions issued by the Corporation to other holders.

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IN WITNESS WHEREOF, the Corporation has caused this Note to be executed by its duly authorized officer as of the ____ day of _________________, 2025.

LANNISTER MINING CORP.

Per:
Authorized Signatory

The digital signature above shall be deemed to constitute an original signature to this Note.

SCHEDULE “A”

TERMS AND CONDITIONS FOR 12.0% UNSECURED CONVERTIBLE NOTE

Article 1
interpretation and general provisions

1.1 Definitions

In this Note, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings set out below:

(a)	“Applicable Securities Laws” means any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdiction in which this Note was offered, sold and issued;

(b)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday in the Province of British Columbia;

(c)	“Corporation” means Lannister Mining Corp. and its successors and assigns;

(d)	“Conversion” means the conversion of the Principal Amount into Units in accordance with the terms and conditions set forth herein;

(e)	“Conversion Notice” shall have the meaning set forth in Section 3.1(a);

(f)	“Conversion Price” means the conversion price of the Principal Amount into Units in accordance with Section 3.1(a) and Section 3.2(a), as applicable;

(g)	“Conversion Rights” means the rights of the Holder to convert the Note into Units;

(h)	“Events of Default” shall have the meaning set forth in Section 5.1;

(i)	“Holder” shall have the meaning set forth on the face page hereof;

(j)	“IPO” means the Corporation’s initial public offering and concurrent listing on a recognized stock exchange in the United States or Canada;

(k)	“IPO Financing Price” means the offering price per security of the Corporation’s IPO;

(l)	“Issue Date” means January 10, 2025;

(m)	“Maturity Date” means January 10, 2027;

(n)	“Note” means this 12.0% unsecured convertible note and any other notes substantially on the same terms as this note issued by the Corporation under the Offering, each as supplemented, amended or otherwise modified, renewed or replaced from time to time;

(o)	“Offering” means the offering of Notes completed by the Corporation on or about the date hereof;

(p)	“Person” means an individual, partnership, corporation, trust, unincorporated association, joint venture or government or any agent, instrument or political subdivision thereof;

(q)	“Principal Amount” means the principal amount outstanding under this Note from time to time;

(r)	“Redemption Date” shall have the meaning set forth in Section 2.3;

(s)	“Redemption Notice” shall have the meaning set forth in Section 2.4;

(t)	“Redemption Price” means the amount of Principal Amount called for redemption under Section 2.3, plus accrued and unpaid interest to the Redemption Date, to be determined in accordance with Section 2.3;

(u)	“Share” means a fully-paid and non-assessable common share in the capital of the Corporation;

(v)	“Unit” shall have the meaning set forth on the face page hereof;

(w)	“Warrant” shall have the meaning set forth in Section 3.1(b); and

(x)	“Warrant Share” shall have the meaning set forth in Section 3.1(b).

1.2 Interpretation

For the purposes of this Note, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(b)	a reference to an Article or Section means an Article or Section of this Note, as applicable;

(c)	the headings are for convenience only, do not form a part of this Note and are not intended to interpret, define or limit the scope, extent or intent of this Note or any of its provisions;

(d)	the word “including”, when following a general statement, term or matter, is not to be construed as limiting such general statement, term or matter to the specific items or matters set forth or to similar items or matters (whether or not qualified by non-limiting language such as “without limitation” or “but not limited to” or words of similar import) but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its possible scope;

(e)	in the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day;

(f)	unless otherwise indicated, a reference to currency shall be deemed to be a reference to lawful money of Canada; and

(g)	words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

Article 2
note

2.1 Principal Amount

Subject to the early redemption or conversion of the Principal Amount of the Note, as applicable, pursuant to the terms set forth herein, the Corporation agrees to repay to the Holder the Principal Amount of the Note, together with interest thereon, on such date as such amounts may become due and payable hereunder.

2.2 Interest on the Note

The Note will bear interest from the Issue Date at a rate of twelve percent (12%) per annum, simple interest, calculated daily on the basis of a 365-day year and payable, in cash, on the earlier of the Maturity Date, the Redemption Date, or the date of conversion in the event the Principal Amount is converted into Units in accordance with Section 3.1, as applicable.

2.3 Early Redemption of Note

Subject to the Holder’s Conversion Rights, from and after the Issue Date and until the Maturity Date, the Corporation may from time to time, at its option, on any one or more occasion, redeem and prepay in cash, without penalty or bonus, all or a part of the Principal Amount, plus all accrued and unpaid interest thereon, up to and including the date of the redemption (the “Redemption Date”).

2.4 Notice of Redemption

The Corporation will give notice of any early redemption (each such notice, a “Redemption Notice”), in accordance with Section 6.4 hereof, of all or part of this Note to the Holder not more than thirty (30) Business Days or less than ten (10) Business Days prior to the Redemption Date. Every Redemption Notice shall specify the aggregate Principal Amount of this Note called for redemption, the Redemption Date, and the Redemption Price.

2.5 Payment of Amount Redeemed

Upon a Redemption Notice being given, that portion of the Principal Amount that is being redeemed will become due and payable in cash at the Redemption Price, on the Redemption Date specified in the Redemption Notice, and the Corporation may not withdraw the Redemption Notice without the prior consent of the Holder.

2.6 Replacement Note

In the event that only a portion of the Principal Amount is redeemed by the Corporation, the Holder will be entitled to receive a replacement Note representing the Principal Amount not subject to redemption on the same terms and provisions contained herein. In this event, interest shall continue to be payable on the remainder of the Principal Amount.

Article 3
CONVERSION

3.1 Conversion – Election of Holder

(a)	If the Corporation does not complete an IPO, the Holder may, at its election, upon surrender (either in person, by mail (postage prepaid), electronic delivery, or other means of delivery) of this Note along with a completed notice of conversion (the “Conversion Notice”) in the form attached hereto as Schedule “A” at the registered office of the Corporation in Vancouver, British Columbia, prior to the earlier of the Maturity Date, the Redemption Date, and the conversion of the Principal Amount in accordance with Section 3.2, convert that portion of the Principal Amount so surrendered into Units of the Corporation at a Conversion Price equal to $3.20.

(b)	Each Unit will consist of: (i) one (1) Share; and (ii) one (1) Share purchase warrant of the Corporation (each, a “Warrant”), with each such Warrant being exercisable for a period of thirty-six months from the date of issuance to purchase one additional Share (each, a “Warrant Share”) at an exercise price equal to $4.40 per Warrant Share, upon and subject to the terms and conditions set forth in the certificate or other instrument representing the Warrants.

(c)	In the event that only a portion of the Principal Amount is subject to Conversion, the Holder will be entitled to receive a replacement Note representing the Principal Amount not subject to Conversion on the same terms and provisions contained herein. In this event, interest shall continue to be payable on the remainder of the Principal Amount.

3.2 Conversion – Automatic

(a)	If the Corporation completes an IPO prior to the Maturity Date, Redemption Date, or conversion of the Principal Amount in accordance with Section 3.1, the Principal Amount shall automatically convert, without any action of the Holder, into Units at a Conversion Price equal to a 20% discount to the IPO Financing Price.

(b)	Each Unit will consist of: (i) one (1) Share; and (ii) one (1) Warrant, with each such Warrant being exercisable for a period of thirty-six months from the date of issuance to purchase one Warrant Share at an exercise price equal to a 10% premium to the IPO Financing Price.

3.3 Issuance of Units

(a)	Within five (5) Business Days after receipt of the Conversion Notice or the completion of an IPO, as applicable, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the Holder certificates or other instruments representing the number of Shares and Warrants deliverable upon the Conversion.

(b)	Upon completion of the Conversion:

i.	the rights of the Holder to receive, in respect of the amount hereof so converted, the Principal Amount and any interest accrued thereon shall cease and the Holder or the other Person or Persons in whose names or names any certificate(s) or other instrument(s) for Shares and Warrants shall be deliverable upon such Conversion shall be deemed to have become on such date the holder or holders of record of such Shares and Warrants represented thereby; and

ii.	the Holder releases the Corporation from all liability thereon or from all liability with respect to the portion of the Principal Amount thereof to be converted, as the case may be.

(c)	In the event the Principal Amount is automatically converted in accordance with Section 3.2 any accrued and unpaid interest shall automatically be deemed to have been waived by the Holder upon such conversion.

3.4 No Fractional Shares or Warrants

Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Shares or Warrants or to pay any cash adjustment in lieu of any fractional Shares or Warrants upon the conversion of the Principal Amount. Any fractions will be rounded down to the nearest whole number.

3.5 Reservation of Shares

The Corporation shall at all times while the Principal Amount remains convertible into Units, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of the Principal Amount, such number of Shares as shall from time to time be sufficient to effect the conversion of the Principal Amount.

3.6 Adjustment

(a)	If and whenever the Shares will be subdivided into a greater or consolidated into a lesser number of Shares, or in the event of any payment by the Corporation of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Corporation conducts a rights offering to its shareholders, the Conversion Price and exercise price of the Warrants will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of Units deliverable upon the exercise of the Principal Amount, the Conversion Price, and the exercise price of the Warrants will be increased or decreased proportionately as the case may be.

(b)	The adjustments provided for in this Section 3.6 are cumulative.

Article 4
NOTE TO RANK PARI PASSU

4.1	The Notes will constitute direct unsecured obligations of the Corporation and will be subordinated to all secured indebtedness of the Corporation, including, without limitation, any secured indebtedness that the Corporation may obtain in the future. Each Note will rank pari passu with each other Note in right of payment of unsecured principal and interest (regardless of their actual date or terms of issue).

4.2	The indebtedness evidenced by this Note, and all other Notes, shall not restrict the Corporation from incurring additional indebtedness for borrowed money or from mortgaging, pledging, or charging its properties to secure any indebtedness.

Article 5
EVENTS OF DEFAULT

5.1 General

The occurrence of any one or more of the following events (“Events of Default”) will constitute a default hereunder (whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body):

(a)	Non-Compliance. The Corporation fails to observe or perform one or more material covenants, agreements, conditions, or obligations in favour of the Holder and such failure continues unremedied for a period of fifteen (15) Business Days after the Holder gives notice thereof to the Corporation.

(b)	Bankruptcy or Insolvency. The Corporation becomes insolvent or makes a voluntary assignment or proposal in bankruptcy or otherwise acknowledges its insolvency, or a bankruptcy petition is filed or presented against the Corporation, or the Corporation commits or threatens to commit an act of bankruptcy.

(c)	Receivership. A receiver or receiver manager of the Corporation is appointed under any statute or pursuant to any document issued by the Corporation.

(d)	Companies’ Creditors Arrangement Act. Any proceedings with respect to the Corporation are commenced in any jurisdiction under the Companies’ Creditors Arrangement Act (Canada) or any similar legislation.

(e)	Liquidation. An order is made, a resolution is passed, or a petition is filed, for the liquidation, dissolution or winding-up of the Corporation.

5.2 Upon Default

Upon the occurrence of an Event of Default and at any time thereafter, so long as such Event of Default is continuing, the Holder may exercise any or all of the rights, remedies, and powers of the Holder under any applicable legislation or otherwise existing, whether under this Note or any other agreement or at law or in equity, and in addition will have the right and power (but will not be obligated) to declare any or all of the Note to be immediately due and payable.

5.3 Waiver

The Holder in its absolute discretion may at any time and from time to time by written notice waive any breach by the Corporation of any of its covenants or agreements herein. No failure or delay on the part of the Holder to exercise any right, remedy or power given herein or by any other existing or future agreement or now or hereafter existing by statute, at law or in equity will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy or power preclude any other exercise thereof or the exercise of any other such right, remedy or power, nor will any waiver by the Holder be deemed to be a waiver of any subsequent, similar or other event.

Article 6
GENERAL MATTERS

6.1 Withholding Taxes

If the Corporation is obliged to withhold any payment hereunder on account of present or future taxes, duties, assessments or other governmental charges required by law, the Corporation shall make such withholding or deduction and pay the balance owing to the Holder.

6.2 Transfer of Note

This Note is transferable by the Holder to a third party. No transfer of the Note is valid unless made in accordance with Applicable Securities Laws. If the Holder intends to transfer this Note or any portion thereof, it shall deliver to the Corporation the Form of Transfer attached to this Note as Schedule “B”, duly executed by the Holder. Upon compliance with the foregoing conditions, including the surrender by the Holder of this Note, the Corporation shall execute and deliver to the applicable transferee a new Note registered in the name of the transferee. If less than the full Principal Amount of this Note is transferred, the Holder shall be entitled to receive, in the same manner, a new Note registered in its name evidencing the portion of the Principal Amount of the Note not so transferred. Prior to registration of any transfer of this Note, the Holder and the applicable transferee shall be required to provide the Corporation with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under Applicable Securities Laws.

6.3 No Modification or Waiver

No modification, variation, or amendment of any provision of this Note shall be made without the prior written consent of all of the Holders. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise.

6.4 Notice to the Corporation and the Holder

Any notice to be given to the Corporation or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered personally, by facsimile or electronic transmission or sent by prepaid registered mail, addressed as follows:

(a)	if to the Corporation, at:

Lannister Mining Corp.
Suite 1500, 1055 West Georgia Street
Vancouver, British Columbia V6E 4N7
Canada

Attention:	Jim Greig, Chief Executive Officer
E-mail:	jimg@metalsgroup.com

(b)	if to the Holder, at the same addressed shown on the register of Notes kept by and at the offices of the Corporation.

Notice of change of address shall also be governed by this Section 6.4. Any notice given by personal delivery shall be deemed to have been given when received by the Corporation or the Holder, and by prepaid registered mail shall be deemed to have been received by the Corporation or the Holder on the third (3rd) Business Day after the day of such mailing and any notice so given by facsimile or electronic transmission on a Business Day before 5:00 p.m. (local time of the recipient) shall be deemed to have been received by the Corporation or the Holder on such Business Day and otherwise shall be deemed to be received the next Business Day.

6.5 Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Corporation in its discretion may issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to the Corporation in its discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Corporation and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

6.6 Delivery and Execution

The Corporation shall be entitled to rely on delivery of an executed Note by electronic means, and acceptance by the Holder of such electronic Note (including, without limitation by facsimile or email delivery) shall be deemed to be an original and legally effective between the Holder and the Corporation in accordance with the terms hereof.

6.7 Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

6.8 Successors and Assigns

This Note shall be binding upon the Corporation and its successors. This Note is not assignable.

6.9 Governing Law

This Note is to be governed and interpreted according to the laws of the Province of British Columbia and the federal laws of the Canada applicable therein.

6.10 Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding obligations and refund to the Corporation any further excess amount.

6.11 Time of Essence

Time shall be of the essence of this Note.

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SCHEDULE “A”

CONVERSION FORM

TO: LANNISTER MINING CORP. (the “Corporation”)

The undersigned registered holder of the enclosed unsecured convertible note (the “Note”) hereby subscribes for units of the Corporation (the “Units”) on the terms specified in the Note, to the extent of $______________ of Principal Amount, which will, upon due issuance of the Units aforesaid and, if required, any replacement Note for any portion of the Principal Amount not converted, be null and void.

The Units subscribed for will be issued as set forth below and will be mailed to the address set forth below:

Name and Address for Registration of Units	Address for Delivery	# of Units

In the absence of instructions to the contrary, the securities will be issued in the name of or to the Holder hereof and will be sent by first class mail to the last address of the Holder as set forth on the Note.

[Signature Page Follows]

DATED this _____ day of _____________________, 20___.

If subscriber is a corporation:
By:
Name:
Title:

If subscriber is an individual:

Witness	Signature of Subscriber

[End of Schedule “A”]

SCHEDULE “B”

TRANSFER FORM

TO: LANNISTER MINING CORP. (the “Corporation”)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the “Transferee”), $_______________ principal amount of 12.0% Unsecured Non-convertible Note of the Corporation issued on _____________________, 2025 registered in the name of the undersigned and represented by the attached Note, and irrevocably appoints _________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Note on the books or register of transfer, with full power of substitution.

DATED:

IF TRANSFEROR IS A CORPORATION:

By:
Name:
Title:

If transferor is an individual:

Witness	Signature of Transferor